PRIOR TO COMPLETING THIS LETTER OF TRANSMITTAL, YOU ARE STRONGLY URGED TO
READ THE INSTRUCTIONS SET FORTH HEREIN.

LETTER OF TRANSMITTAL
FOR HOLDERS OF SHARES OF
INTERNATIONAL TUNGSTEN INC.

To:	International Tungsten Inc.
And to:	Computershare Investor Services Inc.

This Letter of Transmittal (the “Letter of Transmittal”), or an originally-signed facsimile, is for use by registered holders (the “Tungsten Shareholders”) of common shares (the “Tungsten Shares”) in the capital of International Tungsten Inc. (“Tungsten”) in connection with the amalgamation (the “Amalgamation”) of Tungsten and Arbutus Brands Inc. (“Arbutus Brands”), a wholly-owned subsidiary of Choom Holdings Inc. (“Choom”), pursuant to that certain amalgamation agreement dated March 16, 2018 (the “Amalgamation Agreement”), among Tungsten, Choom and Arbutus Brands. As described in Tungsten’s management information circular (the “Circular”) dated March 23, 2018, the Amalgamation Agreement provides that, upon effectiveness of the Amalgamation, among other things: (a) Tungsten and Arbutus Brands will amalgamate to form one corporation (“Amalco”) under the Business Corporations Act (British Columbia), with the name “Arbutus Brands Inc.”; (b) each Tungsten Shareholder (other than Tungsten Dissenting Shareholders (as defined in the Circular)) will receive one common share in the capital of Choom (each, a “Choom Share’) in exchange for each Tungsten Share held by such Tungsten Shareholder, provided that a maximum of 92,000,000 Choom Shares will be issuable in exchange for Tungsten Shares under the Amalgamation Agreement; and (d) Amalco will be continue as a wholly-owned subsidiary of Choom. Choom Shares issued to the Key Shareholders (as defined in the Amalgamation Agreement) will be subject to certain escrow conditions described in the Amalgamation Agreement, which is available under Tungsten’s profile at www.sedar.com.

In order to receive the appropriate number of Choom Shares that a Tungsten Shareholder is entitled to receive under the Amalgamation, Tungsten Shareholders are required to deposit the certificate(s) or Direct Registration System (“DRS”) advice(s) representing Tungsten Shares held by them with Computershare Investor Services Inc. (the “Depositary”). This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany all certificate(s) or DRS advice(s) for Tungsten Shares deposited for payment of the Choom Shares to be issued as consideration pursuant to the Amalgamation.

Tungsten Shareholders who do not deliver their Tungsten Share certificates or DRS advices, and all other required documents, to the Depositary on or before the date which is six years after the effective date of the Amalgamation (the “Effective Date”) shall lose their right to receive the Choom Shares in exchange for their Tungsten Shares.

Pursuant to the Amalgamation, you will cease to be a Tungsten Shareholder as of the Effective Date and will only be entitled to receive DRS advice(s) or certificate(s) representing Choom Shares to which you are entitled under the Amalgamation.

*    *    *

This Letter of Transmittal together with the certificate(s) or DRS advice(s) representing the Tungsten Shares described below should be delivered in person (which is recommended) or sent by registered mail to the Depositary at the address set forth on the last page hereof in order to be exchanged for Choom Shares on the basis set forth in the Circular.

DESCRIPTION OF TUNGSTEN SHARES TRANSMITTED (if space is insufficient, please attach a signed list (see instruction 3))
Certificate Number(s) or DRS Account No.*	Name(s) of Registered Tungsten Shareholder(s)	Number of Shares	Certificates Held by Tungsten (check if applicable)

[ ]

Some or all of my Tungsten Share certificates have been lost, stolen or destroyed. Please review Instruction 7 of the instructions hereof for the procedure to replace lost or destroyed certificates. (Check box if applicable).

*	If the Tungsten Shares are held in book-entry form in the Tungsten Shareholder’s DRS account, please provide the relevant DRS holder account number(s).

The undersigned registered Tungsten Shareholder(s) hereby represents and warrants that the undersigned is (are) the owner(s) of the Tungsten Shares represented by the certificate(s) or DRS advice(s) described above, and has (have) good title to those Tungsten Shares free and clear of all liens, charges, encumbrances and adverse interests. The certificate(s) described above are enclosed or, as indicated above, are held by Tungsten and the Tungsten Shareholder(s) irrevocably deposit(s) the above-mentioned certificate(s) or DRS advice(s) for Tungsten Shares in exchange for the Choom Shares issuable pursuant to the Amalgamation. The Tungsten Shareholder transmits the certificate(s) or DRS advice(s) described above representing Tungsten Shares to be dealt with in accordance with this Letter of Transmittal.

Unless otherwise indicated in this Letter of Transmittal under “Special Registration Instructions”, the undersigned Tungsten Shareholder(s) request(s) that the Depository issue the Choom Shares in the name(s) of the Tungsten Shareholder(s). Similarly, unless otherwise indicated under “Special Delivery Instructions”, the Tungsten Shareholder(s) request(s) that the Depositary send the DRS advice(s) or certificate(s) for Choom Shares by mail, postage pre-paid, or in the case of postal disruption, by such other means as the Depositary deems prudent to the Tungsten Shareholder(s) at the address specified herein. If no address is specified, the Tungsten Shareholder(s) acknowledge(s) that the Depository will forward the DRS advice(s) or certificate(s) to the address of the Tungsten Shareholder(s) as shown on the share register maintained by or on behalf of Tungsten.

The above-listed share certificate(s) or DRS advice(s) is (are) hereby surrendered and the undersigned authorize(s) and direct(s) the Depositary to cancel such physical certificate(s) or DRS advice(s), and to issue a new DRS advice(s) for Choom Shares in the amount to which the undersigned is entitled by virtue of the deposit of the Tungsten Shares. f

This Letter of Transmittal is to be used by registered Tungsten Shareholders only and is NOT to be used by beneficial holders of Tungsten Shares (each, a “Beneficial Shareholder”). A Beneficial Shareholder does not have Tungsten Shares registered in his, her or its name; rather, such Tungsten Shares are held by an intermediary or clearing agency such as CDS & Co. (each, an “Intermediary”). If you are a Beneficial Shareholder you should immediately contact your Intermediary for assistance.

SPECIAL REGISTRATION INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the DRS advice(s) for the Choom Shares are to be issued in the name of someone other than the person(s) indicated below under “Shareholder Signature(s)”. See Instruction 5 below. If this box is completed, the signature must be guaranteed. See Instruction 1 below.

To be completed ONLY if the DRS advice(s) for the Choom Shares are to be sent to someone other than the person(s) indicated below under “Shareholder Signature(s)” or to such persons at an address other than that appearing below or are to be held by the Depositary for pick-up by such persons or any person designated by them in writing. See Instruction 5 below. If this box is completed, the signature must be guaranteed. See Instruction 1 below.

[ ] Issue shares to:	[ ] Mail DRS advice(s) to:

Name: ___________________________________________________________	Name:__________________________________________________________
(Please Print)	(Please Print)

Address: _________________________________________________________	Address: ________________________________________________________
________________________________________________________________	_______________________________________________________________
________________________________________________________________	_______________________________________________________________

Telephone No.: (___)________________________________________________	Daytime/Business

Social Insurance Number: ____________________________________________	Telephone No.: (___)_______________________________________________

OR

[ ] Hold DRS advice(s) for pick-up at the office of the Depositary.

SHAREHOLDER SIGNATURE(S)

This box must be signed by Tungsten Shareholder(s) exactly as the name(s) appear(s) on the Tungsten Share certificate(s) or DRS advice(s), or by transferee(s) of original registered holder(s) authorized to become new registered holder(s) by certificates and documents transmitted with this Letter of Transmittal. See Instruction 4 below. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, please provide the information described in Instruction 4.

SIGNATURE OF SHAREHOLDER(S)
Name: _____________________________________________________________	_____________________________________________________________
(Please Print)
Address: ___________________________________________________________	_____________________________________________________________
__________________________________________________________________	GUARANTEE OF SIGNATURE(S)
__________________________________________________________________	_____________________________________________________________
Authorized Signature on behalf of an Eligible Institution.
Telephone No.: (__)___________________________________________________

Social Insurance Number: ______________________________________________	See Instructions 1 and 4 below.

Dated: _____________________________________________________________

INSTRUCTIONS

1.	Guarantee of Signatures

The signature guarantee on this Letter of Transmittal is not required if: (a) this Letter of Transmittal is signed by the registered holder of the Tungsten Share certificate(s) or DRS advice(s) transmitted by this Letter of Transmittal, unless the Tungsten Shareholder has completed either the box entitled “Special Registration Instructions” or the box entitled “Special Delivery Instructions”; or (b) the Tungsten Shares are transmitted for the account of an Eligible Institution (as defined below). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution, by a member of a recognized Medallion Guarantee Program (Securities Transfer Association Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Inc. Medallion Signature Program) or in some other manner satisfactory to the Depositary. See also Instruction 4.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

2.	Delivery of Letter of Transmittal and Certificates/DRS Advices

This Letter of Transmittal is to be completed by the registered holder of the certificate(s) or DRS advice(s) representing Tungsten Shares submitted with this Letter of Transmittal. Certificates or DRS advices respresenting all Tungsten Shares, as well as a properly completed and duly executed Letter of Transmittal in the appropriate form, should be received by the Depositary at the address set forth on the last page hereof in order to facilitate prompt delivery of the Choom Shares commencing on or after the effective date of the Amalgamation. The method of delivery of the certificate(s) or DRS advice(s) representing Tungsten Shares is at the option and risk of the person transmitting the certificate(s) or DRS advice(s).

3.	Inadequate Space

If the space provided in this Letter of Transmittal is inadequate, the certificate number(s) or DRS holder account number(s), and the number of Tungsten Shares represented by the certificate(s) or DRS advice(s) should be listed on a separate list attached to this Letter of Transmittal, which separate list must be signed by the Tungsten Shareholder.

4.	Signatures on Letter of Transmittal, Powers and Endorsements

If this Letter of Transmittal is signed by the registered shareholder of the Tungsten Share certificate(s) or DRS advice(s) transmitted by this Letter of Transmittal, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) or DRS advice(s) without alteration, enlargement or any change whatsoever. If any of the Tungsten Shares transmitted by this Letter of Transmittal are held of record by two or more joint owners, all the owners must sign this Letter of Transmittal. If any transmitted Tungsten Shares are registered in different names on several certificates or DRS advices, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations or certificates or DRS advices. If this Letter of Transmittal or any certificates or powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, those persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority to act should be submitted. If this Letter of Transmittal is signed by the registered shareholder(s) evidenced by the certificate(s) listed and submitted with this Letter of Transmittal, no endorsements of certificates or separate powers are required unless the certificate(s) for the Choom Shares are to be issued to a person other than the Tungsten Shareholder(s). Signatures on those certificate(s) or powers must be guaranteed in the manner specified in Instruction 1. If this Letter of Transmittal is signed by a person other than the registered shareholder(s) evidenced by certificate(s) listed and submitted by this Letter of Transmittal, the certificate(s) must be endorsed or accompanied by appropriate share transfer or stock transfer powers, in either case signed exactly as the name or names of the Tungsten Shareholder(s) appear on the certificate(s). Signatures on such certificate(s) or powers must be guaranteed in the manner specified in Instruction 1.

5.	Special Registration and Delivery Instructions

If the DRS Advice(s) for the Choom Shares is (are) to be issued in the name of a person other than the person(s) signing this Letter of Transmittal, or if the DRS Advice(s) is (are) to be sent to someone other than the person(s) signing this Letter of Transmittal, or if the DRS Advice(s) is (are) to be sent to an address other than that shown herein, the appropriate boxes on this Letter of Transmittal should be completed. If the DRS Advice(s) for the Choom Shares is (are) to be issued in different names, attach duly completed copies of the “Special Registration Instructions” appearing on page 3 clearly indicating which instructions apply to each type of DRS Advice.

6.	Fractional Shares

No fractional shares will be issued pursuant to the Amalgamation and any entitlement to a fractional share will be rounded down to the next whole share.

7.	Lost, Destroyed and Stolen Certificates

If a share certificate has been lost or destroyed, the Letter of Transmittal must be completed as fully as possible and forwarded to the Depositary together with a letter stating the loss. The Depositary will respond with the replacement requirements, which must be properly completed and returned prior to affecting the exchange.

8.	Privacy Notice:

Computershare is committed to protecting your personal information. In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you – from transactions it performs for you, forms you send Computershare, and other communications Computershare has with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. Computershare uses this to administer your account, to better serve your and its clients’ needs and for other lawful purposes relating to its services. Computershare has prepared a Privacy Code to tell you more about its information practices and how your privacy is protected. It is available at Computershare’s website, computershare.com, or by writing to Computershare at 100 University Avenue, 8th floor, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing on this form in order to process your request and will treat your signature(s) on this form as your consent to the above.

9.	Requests for Assistance or Additional Copies

Questions and requests for assistance with respect to this Letter of Transmittal may be directed to the Depositary and additional copies of this Letter of Transmittal may be obtained upon request without charge from the Depositary at the telephone number(s) and address set forth below.

COMPUTERSHARE INVESTOR SERVICES INC.

By Mail, Hand or Courier
100 University Avenue, 8th Floor
Toronto, Ontario M5J 2Y1
Attention: Corporate Actions

Any questions and requests for assistance with respect to this Letter of Transmittal may be directed to Computershare Investor Services Inc. at:

Phone: 1-800-564-6253
Email: corporateactions@computershare.com